  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                                                                          April 30, 2008

RED LAKE EXPLORATION, INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-52055	20-2138504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
195 Park Avenue, Thunder Bay, Ontario		P7B 1B9
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (807) 345-5380

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 3.02.                                Unregistered Sales of Equity Securities

On April 21, 2008, the board of directors accepted subscriptions for and approved the issuance of a total of 4,000,000 unregistered and restricted units at a subscription price of $0.25 per unit.  Each unit consists of one restricted share of common stock and one restricted warrant.  Each warrant entitles the holder to purchase one restricted share of common stock at an exercise price of $0.35 per warrant until the close of business on April 21, 2010.

Red Lake raised $1,000,000 in cash in one closing, and on April 28, 2008 issued an aggregate 4,000,000 restricted units to four non-US subscribers outside the United States.  Red Lake set the value of the restricted units arbitrarily without reference to its assets, book value, revenues or other established criteria of value.  All the restricted units issued in this closing were issued for investment purposes in a “private transaction”. Red Lake intends to use the proceeds for working capital and property payments.

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Red Lake relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act and is satisfied that it has complied with the registration and prospectus delivery exemption provisions of the Securities Act of 1933.  The offering was not a public offering and was not accompanied by any general advertisement or solicitation.  Red Lake received from each subscriber a completed and signed subscription agreement containing representations and warranties, including, among others, that (a) the subscriber is not a U.S. person, (b) the subscriber subscribed for the shares for the subscriber’s own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer.  No offer was made or accepted in the United States and the share certificates representing the shares were issued bearing a legend with the applicable trading restrictions.

Item 8.01.                                Other Events

Red Lake paid $250,000 to Minera Farellon Limitada on April 25, 2008, to complete its acquisition of the Farellon option agreement according to the terms of the assignment agreement, as amended, with Minera Farellon; and paid $300,000 to Compania Minera Romelio Alday Limitada on April 25, 2008, to acquire title to the Farellon property according to the terms of the Farellon option agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.3
Agreement to assign contract for the option to purchase mining holdings dated September 25, 2007 between Minera Farellón Limitada and Minera Polymet Limitada, filed as an exhibit to Red Lake’s Form 8-K filed on October 2, 2007, and incorporated herein by reference.
Filed
10.4
Contract for the option to purchase mining holdings dated May 2, 2007 between Compania Minera Romelio Alday Limitada and Minera Farellón Limitada, filed as an exhibit to Red Lake’s Form 8-K filed on October 2, 2007, and incorporated herein by reference.
Filed
10.5	Amendment number 1 to the agreement to assign contract for the option to purchase mining holdings dated November 20, 2007, between Minera Farellón Limitada and Minera Polymet Limitada..	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Red Lake Exploration, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

RED LAKE EXPLORATION, INC.

Dated:  April 30, 2008                                                                                     By:  /s/ Caitlin Jeffs
Caitlin Jeffs, CEO & President

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Exhibit 10.5

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AGREEMENT TO ASSIGN
CONTRACT FOR THE OPTION TO PURCHASE MINING HOLDINGS

Amendment No. 1
20th November 2007

This is Amendment No. 1 to the Agreement to Assign dated for reference 25th September 2007 between Minera Farellón Limitada, a Chilean company with an office at Baldomero Lillo 3260, Vallenar, Huasco, III Region, Chile (“Farellón”), and Minera Polymet Limitada, a Chilean company wholly owned by Red Lake Exploration, Inc., a Nevada corporation with a registered office at 711 South Carson Street, Suite 4, Carson City, Nevada 89701 (“Polymet”).

Whereas the parties have agreed to amend the payment terms described in the Agreement to Assign, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that:

1.	Paragraph 2 of the Agreement to Assign is amended as follows:

2.
Polymet will pay 250,000 usd to Farellón on the later of the date that the terms of this agreement have been incorporated into a Chilean agreement and recorded in the register of the Conservator of Mines at Freirina, Chile, and April 30, 2008; with the effective date of the assignment of the Purchase Agreement being the earlier of the date of the recording in the register at Freirina and April 30, 2008.  Farellón will give Polymet wire instructions and Polymet will wire the funds as instructed.

2.           All other terms of the Agreement to Assign remain effective.

3.	This amendment agreement may be signed in counterparts and delivered to the parties by any means; and the counterparts together are deemed to be one original document.

The parties’ signatures below are evidence of their agreement as of 20th November 2007.

Minera Farellón Limitada /s/ Kevin Robert Mitchell Kevin Robert Mitchell	Minera Polymet Limitada /s/ Kevin Robert Mitchell Kevin Robert Mitchell

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